Exhibit 5.1

July 28, 2016

Quidel Corporation
12544 High Bluff Drive, Suite 200
San Diego, California 92130

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) of Quidel Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 2,497,262 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to the terms of the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) and up to 250,000 shares of Common Stock pursuant to the Company’s Amended and Restated 1983 Employee Stock Purchase Plan (the “ESPP”). Collectively, the shares of Common Stock that may be issued under the 2016 Plan and the ESPP in connection with the Registration Statement are referred to herein as the “Shares.”

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued in accordance with the terms of the 2016 Plan or the ESPP (as applicable) against payment therefor, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in appropriate sections of the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,
/s/ Snell & Wilmer L.L.P.